Exhibit 99.1

AtaiBeckley Appoints Michael Faerm as Chief Financial Officer

NEW YORK, UNITED STATES – FEBRUARY 19, 2026 – AtaiBeckley Inc (NASDAQ: ATAI) (“AtaiBeckley” or the “Company”), a clinical-stage biotechnology company on a mission to transform patient outcomes by developing rapid-acting, durable and convenient mental health treatments, today announced the appointment of Michael Faerm as Chief Financial Officer, effective March 9, 2026.

Mr. Faerm is a seasoned financial executive with more than 25 years of experience across life sciences companies, equity research, and investment banking. As Chief Financial Officer at AtaiBeckley, he will lead the Company’s financial strategy, capital markets activities, and overall financial operations.

Anne Johnson, who has served as Chief Financial Officer since 2024, will transition to the role of Chief Accounting Officer upon the effective date of Mr. Faerm’s appointment. In this position, she will continue to lead accounting and financial operations, working closely with Mr. Faerm to ensure continuity and operational consistency.

“We are delighted to welcome Mike Faerm to AtaiBeckley as our Chief Financial Officer,” said Srinivas Rao, Chief Executive Officer and Co-Founder of Atai Beckley. “Mike brings deep strategic finance experience and a strong understanding of the life sciences sector, which will be important as BPL-003 moves toward Phase 3 and our broader clinical-stage programs continue to advance.”

“We also appreciate Anne’s continued leadership as Chief Accounting Officer. Her operational expertise and familiarity with our financial systems provide important continuity. Together, Mike and Anne create a strong and complementary finance leadership structure for the Company.”

“I’m excited to join AtaiBeckley at this important stage,” said Mr. Faerm. “With BPL-003 advancing toward Phase 3 and a strong clinical-stage pipeline supporting the broader strategy, this is a compelling time to help shape the Company’s financial and capital markets approach. I look forward to leading our financial strategy, partnering with Anne in her role as Chief Accounting Officer, and working closely with the full leadership team to support disciplined execution as the Company moves into late-stage development.”

Mr. Faerm most recently served as Chief Financial Officer at Viracta Therapeutics, Inc. Previously, he was Interim Chief Financial Officer at Harpoon Therapeutics, Inc., which was acquired by Merck, and where he helped lead a $150 million PIPE financing, and Chief Financial Officer of Artiva Biotherapeutics, Inc. Prior to those roles, Mr. Faerm served as the Chief Business Officer of Innoviva, Inc., and earlier, worked in business development and strategic finance roles at Forest Laboratories, Inc. and Regeneron Pharmaceuticals, Inc. Mr. Faerm’s Wall Street experience includes Credit Suisse and Wells Fargo Securities, where he was a senior equity research analyst covering the pharmaceutical sector, and Merrill Lynch, where he was an investment banker executing a wide range of mergers and acquisitions and financing transactions in the biopharma and other healthcare sectors. Mr. Faerm earned an MBA from Harvard Business School, an MS in Civil Engineering from Stanford University, and a BS in Civil Engineering from Columbia University.

About AtaiBeckley Inc.

AtaiBeckley is a clinical-stage biotechnology company on a mission to transform patient outcomes by developing rapid-acting, durable and convenient mental health treatments. AtaiBeckley’s pipeline of novel therapies includes BPL-003 (mebufotenin benzoate nasal spray) for treatment-resistant depression (TRD), VLS-01 (DMT buccal film) for TRD and EMP-01 ((R)-MDMA HCI) for social anxiety disorder. BPL-003 is in Phase 3 planning, VLS-01 and EMP-01 are in Phase 2 clinical development. The Company is also advancing a drug discovery program to identify novel, non-hallucinogenic 5-HT2AR agonists for opioid use disorder and TRD. These programs aim to create breakthroughs in mental health through transformative interventional psychiatry therapies that can integrate seamlessly into healthcare systems.

For the latest updates and to learn more about the AtaiBeckley mission, visit www.ataibeckley.com or follow the Company on LinkedIn and on X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: statements regarding our executive transition; our business strategy and plans; and the timing of development and progress of trials of our product candidates, including BPL-003.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in AtaiBeckley’s other filings with the SEC. AtaiBeckley disclaims any obligation to update or revise any forward-looking statements contained in this press release, other than to the extent required by applicable law.

Investor and Media Relations:
Investors:
Jason Awe, PhD
VP, Investor Relations
IR@ataibeckley.com

Media:
Charlotte Chorley
Associate Director, Communications
PR@ataibeckley.com